                                                                  Exhibit 99(gg)

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Greenbelt Division)

In re:                                      *

CRIIMI MAE INC., et al.,                    *

                                                 Bankruptcy No. 98-2-3115-DK

                                            *           (Chapter 11)
                  Debtors.                        (Jointly Administered)

                                            *

*       *        *        *        *       *        *        *       *        *

CRIIMI MAE INC.,                            *

                  Plaintiff,                *     Adversary Proceeding No.
                                                         98-1565-DK

v.                                           *

MORGAN STANLEY & CO.                         *
INTERNATIONAL LIMITED,

                                             *
                  Defendant.

                                             *

*        *        *        *        *       *       *        *       *        *


                     STIPULATION OF DISMISSAL WITH PREJUDICE

                  CRIIMI MAE Inc., the Debtor-in-Possession herein and Morgan Stanley & Co. International Limited, by and through their respective undersigned counsel, hereby stipulate and agree pursuant to Fed. R. Bankr.

P. 7041(a)(1)(ii) that the above-captioned adversary proceeding (No. 98-1565-DK) should be dismissed with prejudice.

--------------------------------            ------------------------------
Richard L. Wasserman                        Stanley J. Reed
(Federal Bar No. 02784)                     (Federal Bar No. 00315)
Gregory A. Cross                            Lauri Cleary
(Federal Bar No. 04571-G)                   (Federal Bar No. 06599)
Venable, Baetjer and Howard, LLP            Tamara A. Stoner
1800 Mercantile Bank & Trust Bldg.          (Federal Bar No. 08014)
2 Hopkins Plaza                             3 Bethesda Metro Center
Baltimore, Maryland 21201                   Suite 380
(410) 244-7400                              Bethesda, Maryland  20814
                                            (301) 986-1300

Co-Counsel for CRIIMI MAE Inc.              Of Counsel:
                                            Thomas P. Ogden, Esquire
                                            Anne Berry Howe, Esquire
                                            Barbara D. Diggs, Esquire
                                            Marshall Huebner, Esquire
                                            Davis Polk & Wardwell
                                            450 Lexington Avenue
                                            New York, New York  10017
                                            (212) 450-4000

                                            Counsel for Defendant
                                            Morgan Stanley & Co.
                                            International Limited

                  SO ORDERED this ________ day of March, 2000.



                                            -----------------------------------
                                            DUNCAN W. KEIR
                                            United States Bankruptcy Judge

                             CERTIFICATE OF SERVICE

                  I HEREBY CERTIFY that on this ________ day of March, 2000, copies of the foregoing Stipulation of Dismissal with Prejudice were mailed, first-class, postage prepaid, to:

                  Daniel M. Lewis, Esquire
                  Arnold and Porter
                  555 Twelfth Street, N.W.
                  Washington, D.C.  20004

                  Michael St. Patrick Baxter, Esquire
                  Covington and Burling
                  1201 Pennsylvania Avenue, N.W.
                  Washington, D.C.  20044

                  Clifford J. White, III, Esquire
                  Assistant U.S. Trustee
                  Office of U.S. Trustee
                  6305 Ivy Lane, Suite 600
                  Greenbelt, Maryland  20770

                  Stanley J. Samorajczyk, Esquire
                  Akin, Gump, Strauss, Hauer & Feld, LLP
                  Suite 400
                  1333 New Hampshire Avenue, N.W.
                  Washington, D.C.  20036







                                                 ------------------------------
                                                 Gregory A. Cross







                                       3